Exhibit 5






                              [Letterhead of]

                          CRAVATH, SWAINE & MOORE
                             [New York Office]




                                                              October 30, 1997


                          Essex International Inc.
                      1,275,000 Shares of Common Stock


Ladies and Gentlemen:


          We have acted as counsel for Essex International Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registration Statement relates to 1,275,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, that will be issuable upon the exercise of stock options granted under the Company's Amended and Restated Stock Option Plan and under the Company's 1997 Stock Option Plan for Nonemployee Directors (collectively, the "Plans").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

          Based on the foregoing, we are of opinion that the Shares have been duly and validly authorized and, when such Shares are issued under the Plans in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

          We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the

Federal laws of the United States of America.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ Cravath, Swaine & Moore



Essex International Inc.
   1601 Wall Street
      Fort Wayne, IN 46802